EXHIBIT 5.1

Letterhead of Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.

March 25, 2013

NewBridge Bancorp

1501 Highwoods Boulevard, Suite 400

Greensboro, North Carolina 27410

Re:	Registration Statement on Form S-3

We have acted as counsel to NewBridge Bancorp, a North Carolina corporation (the “Company”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) relating to the resale from time to time by selling securityholders, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), of the following securities of the Company:

1.	3,186,748 shares of the Company’s Class B Common Stock, no par value (the “Class B Common Stock”) by Ithan Creek Investors II USB LLC, Bay Pond Partners L.P., Bay Pond Investors USB LLC, Ithan Creek Investors USB, LLC, Wolf Creek Partners L.P. and Wolf Creek Investors USB LLC (collectively the “Wellington affiliates”) and Endicott Opportunity Partners III L.P. (“Endicott”) pursuant to the terms of (i) the Securities Purchase Agreements between the Company and the Wellington affiliates, Endicott and certain other investors (collectively the “Investors”), dated November 1, 2012 (the “Securities Purchase Agreements”) and (ii) the Registration Rights Agreements between the Company and the Investors, also dated November 1, 2012 (the “Registration Rights Agreements”);
2.	9,601,262 shares of the Company’s Class A Common Stock, no par value (the “Class A Common Stock”) by the Investors, pursuant to the terms of (i) the Securities Purchase Agreements and (ii) the Registration Rights Agreements; and
3.	3,186,748 shares of the Company’s Class A Common Stock underlying the Class B Common Stock (the “Conversion Stock”).

In connection with the opinions below, we have examined originals or copies, certified or otherwise identified, of: (i) the Registration Statement; (ii) the articles of incorporation of the Company as currently in effect, including the Certificate of Designation of Class B Common Stock (the “Articles of Incorporation”); (iii) the bylaws of the Company as currently in effect; (iv) certain resolutions of the Board of Directors of the Company relating to the Securities Purchase Agreements, the Registration Rights Agreements and the issuance of the securities covered by the Registration Statement; and (v) such other documents, corporate records and instruments as we have deemed necessary or appropriate in connection with providing this opinion letter. In rendering this opinion, we have relied upon certificates of public officials and representatives of the Company with respect to the accuracy of the factual matters contained in such certificates without independent verification.

In connection with such examination, we have assumed (i) the genuineness of all signatures and the legal capacity of all signatories; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of public officials and representatives of the Company.

Based upon the foregoing, we are of the opinion that:

1.	The Class A Common Stock has been duly authorized and legally issued, and is fully paid and non-assessable.
2.	The Class B Common Stock has been duly authorized and legally issued, and is fully paid and non-assessable.
3.	The Conversion Stock has been duly authorized and, upon the conversion of the Conversion Stock as provided in the Certificate of Designation of Class B Common Stock, such Conversion Stock will be duly authorized and legally issued, and fully paid and non-assessable.

Our opinions are limited to matters of North Carolina law, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

Our opinions are rendered as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof.

We hereby consent to our firm being referenced under the caption “Legal Matters” and to the filing of this opinion as an exhibit to the Registration Statement, as the same may be amended or supplemented from time to time. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Brooks, Pierce, McLendon, Humphrey & Leonard, L.L.P.